Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces First Quarter 2016 Financial Results

Declares Second Quarter 2016 Dividend of $0.36 Per Share

Menlo Park, Calif., May 9, 2016 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company” or "TPVG"), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the first quarter of 2016.  TPVG also declared a second quarter 2016 dividend of $0.36 per share.

First Quarter 2016 Highlights:

•	GAAP net investment income and core net investment income[1] of $6.7 million ($0.41 per share) and $6.7 million ($0.41 per share), respectively.
•	$73.0 million of signed term sheets; closed $90.0 million of new debt commitments to domestic and international venture growth stage companies.
•	Funded $56.4 million in new investments and received prepayments of $29.8 million in principal balance, resulting in a total investment portfolio at March 31, 2016 of $282.8 million at fair value.
•	Total investment portfolio includes 38 warrant and equity investments with $12.2 million of fair value at March 31, 2016.
•	15.7% weighted average portfolio yield for the first quarter.
•	Renewed $200 million credit facility which extended the revolving period and the maturity date by two years and reduced the applicable margin during the revolving period from 3.5% to 3.0%.
•	Declared a first quarter regular dividend of $0.36 per share, paid on April 15, 2016.
•	Net asset value of $218.5 million, or $13.40 per share, as of March 31, 2016.

“The first quarter marked the second anniversary of our initial public offering and we are proud of how our brand, reputation, venture growth stage focus and track record continue to differentiate us in the market,” said Jim Labe, Chairman and Chief Executive Officer of TPVG.  “We plan to maintain our discipline while growing our portfolio, increasing our use of leverage, and delivering attractive returns to our stakeholders.”

“We remain focused on building our franchise and managing our portfolio,” said Sajal Srivastava, Chief Investment Officer.  “We continue to see strong demand from exciting and robust venture growth stage companies with innovative technologies, strong growth trajectories and top tier investors.”

Portfolio and Investment Activity

During the first quarter of 2016, the Company entered into $90.0 million of new commitments, funded five loans and three equipment leases totaling $56.4 million in principal balance, and acquired warrants valued at $0.7 million.

Three portfolio companies prepaid loans totaling $29.8 million in principal balance during the quarter.  The Company’s weighted average portfolio yield for the first quarter was 15.7%.  Excluding the impact of prepayments, the weighted

[1]

Core net investment income is a non-GAAP measure and is provided in addition to, but not as a substitute for, net investment income. Core net investment income represents net investment income excluding the Company’s capital gains incentive fee. See additional information under “Reconciliation of Core Net Investment Income” below.

average portfolio yield was 14.3% for the quarter.  The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

As of March 31, 2016, the Company had 90 investments in 34 companies, and the total cost and fair value of these investments were $300.7 million and $282.8 million, respectively. Total portfolio investment activity as of and for the three months ended March 31, 2016 and 2015 was as follows:

	For the Three Months Ended March 31,
(dollars in thousands)	2016	2015
Beginning portfolio at fair value	$271,717	$257,971
New debt investments	55,363	9,609
Principal payments received on investments	(2,621)	(5,739)
Early pay-offs	(29,817)	(10,000)
Accretion of debt investment fees	795	1,933
New warrants	660	(101)
New equity	—	250
Payment-in-kind coupon	640	—
Net realized losses on investments	(651)	(317)
Net unrealized losses on investments	(13,329)	(1,892)
Ending portfolio at fair value	282,757	251,714

Unfunded Commitments

As of March 31, 2016, the Company’s unfunded commitments totaled $191.3 million, $83.0 million of which is dependent upon customers reaching certain milestones before being permitted to request funding. Of the $191.3 million of unfunded commitments, $121.3 million will expire during 2016 and $70.0 million will expire during 2017 if not drawn prior to expiration. Since these commitments may expire without being drawn upon, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Signed Term Sheets

During the first quarter of 2016, TriplePoint Capital LLC (“TPC”) entered into $73.0 million of non-binding term sheets to venture growth stage companies.  All of these opportunities are subject to a number of conditions including completion of due diligence, negotiation of definitive documentation, and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

Results of Operations

For the first quarter of 2016, the Company’s total investment and other income was $11.1 million as compared to $9.8 million for the first quarter of 2015, representing a weighted average portfolio yield of 15.7% on its debt investments during the first quarter of 2016 as compared to 14.6% for the first quarter of 2015.

Operating expenses for the first quarter of 2016 were $4.4 million as compared to $4.9 million for the first quarter of 2015.  Operating expenses for the first quarter of 2016 consisted of $1.8 million of interest expense and amortization of deferred credit facility costs, $1.4 million of base management fees, $0.4 million of administration agreement expenses and $0.8 million of general and administrative expenses. Due to the total return requirement under the investment income component of the Company’s advisory fee, the Company did not pay any incentive fees in the first quarter of 2016.

For the first quarter of 2016, the Company recorded net investment income of $6.7 million, or $0.41 per share, as compared to $4.9 million, or $0.48 per share for the first quarter of 2015.  The Company’s core net investment income1, which excludes the impact of the capital gains incentive fee, was $6.7 million, or $0.41 per share, as compared to $4.6 million, or $0.45 per share for the first quarter of 2015. These per share calculations are based on the Company’s shares of common stock outstanding as of the end of the respective periods and include the impact of the Company’s common stock equity offering and share repurchases in 2015. The Company believes an important measure of the investment income that the Company distributes each year is core net investment income, since capital gains incentive fees are accrued based on net realized and unrealized gains but are not earned until net realized gains occur.

For the first quarter of 2016, the Company’s net change in unrealized losses on investments was $13.3 million, or $0.82 per share, as compared to $1.9 million, or $0.18 per share, for the first quarter of 2015.  Net change in unrealized losses on investments for the first quarter of 2016 consisted of $13.4 million net unrealized losses on debt investments primarily due to mark-downs of loans to three portfolio companies, $0.2 million net unrealized gains on warrant investments and $0.2 million net unrealized losses on equity investments.

The Company had approximately $0.7 million, or $0.04 per share, in realized losses during the first quarter of 2016 as a result of writing off certain warrants, as compared to $0.3 million in realized losses, or $0.03 per share, for the first quarter of 2015.

The Company’s net decrease in net assets resulting from operations for the first quarter of 2016 was $7.3 million, or $0.45 per share, as compared to a net increase of $2.7 million, or $0.27 per share, for the first quarter of 2015.

Credit Quality

The Company maintains a credit watch list with borrowers placed into one of five categories based on management’s judgment of credit quality, where Clear, or 1, is the highest rating and all new loans are initially assigned a rating of White, or 2. As of March 31, 2016, the weighted average investment ranking of the Company’s debt investment portfolio was 2.09 as compared to 2.23 at the end of the prior quarter. Additional information regarding our credit rating methodology is detailed in our Form 10-Q for the period ended March 31, 2016.

The following table shows the credit rankings for the Company’s debt investments at fair value as of March 31, 2016 and as of December 31, 2015.

	As of March 31, 2016			As of December 31, 2015
(dollars in thousands) Category	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies
Clear (1)	$69,045	25.5%	2	$43,711	16.9%	2
White (2)	152,770	56.5	12	160,988	62.0	12
Yellow (3)	6,165	2.3	1	7,078	2.7	1
Orange (4)	41,427	15.3	3	47,808	18.4	3
Red (5)	1,173	0.4	1	—	—	—
	$270,580	100.0%	19	$259,585	100.0%	18

[1]

Core net investment income is a non-GAAP measure and is provided in addition to, but not as a substitute for, net investment income. Core net investment income represents net investment income excluding the Company’s capital gains incentive fee. See additional information under “Reconciliation of Core Net Investment Income” below.

Net Asset Value

As of March 31, 2016, the Company’s net assets were $218.5 million, or $13.40 per share, compared to $231.6 million, or $14.21 per share, as of December 31, 2015.

Liquidity and Capital Resources

As of March 31, 2016, the Company had total cash of $15.1 million, with available capacity of $182.0 million under its revolving credit facility. As of March 31, 2016, the Company had cash equivalents of $79.9 million, consisting of short-term investments of U.S. Treasury bills that the Company sold on April 4, 2016.

Dividend

The Company’s board of directors declared a quarterly dividend of $0.36 per share for the second quarter of 2016 payable on June 16, 2016, to stockholders of record as of May 31, 2016.

Subsequent Events

Since March 31, 2016:

•	TriplePoint Capital’s direct originations platform entered into $20.0 million of additional non-binding signed term sheets with venture growth stage companies.
•

Virtual Instruments Corporation, credit rated Orange (4), merged with Load Dynamix, Inc. which assumed the Company’s loans in full.  The fair value of the Company’s loans as of March 31, 2016 reflected the impact of such merger.

•	HouseTrip Limited, credit rated Red (5), merged with TripAdvisor, Inc. and the Company expects to recover $1.2 million, which was the fair value of such debt investment as of March 31, 2016.

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern time today, May 9, 2016, to discuss its financial results for the quarter ending March 31, 2016. To listen to the call, investors and analysts should dial 877-201-0168 (domestic) or 647-788-4901 (international) and enter conference ID 98712673.  Please dial in at least five minutes before the scheduled start time.  A replay of the call will be available through May 23, 2016, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering conference ID 98712673.  The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

TriplePoint Venture Growth BDC Corp. (the “Company”) (NYSE: TPVG), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. It was formed to expand the venture growth stage business segment of TriplePoint Capital LLC. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies focused in technology, life sciences and other high growth industries backed by a select group of leading venture capital investors. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact

Alan Oshiki or Trevor Martin

Abernathy MacGregor

212-371-5999 / 415-926-7961

aho@abmac.com / trm@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(dollars in thousands, except share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Investments at fair value (amortized cost of $300,722 and $276,352, respectively)	$282,757	$271,717
Short-term investments at fair value (cost of $79,863 and $69,998, respectively)	79,856	69,995
Cash	12,160	32,451
Restricted cash	2,962	6,028
Deferred credit facility costs and prepaid expenses	3,369	2,132
Total Assets	381,104	382,323

Liabilities
Revolving credit facility payable	18,000	18,000
2020 Notes, net	53,005	52,910
Payable for U.S. Treasury bill assets	79,863	69,998
Other payables, accrued expenses, and liabilities	11,716	9,769
Total Liabilities	162,584	150,677

Net Assets	$218,520	$231,646

Preferred stock, par value $0.01 per share (50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2016 and December 31, 2015)	$—	$—
Common stock, par value $0.01 per share (450,000,000 shares authorized; 16,302,036 and 16,302,036 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively)	163	163
Paid-in capital in excess of par value	235,205	235,205
Net investment income	41,495	34,767
Accumulated net realized losses	(968)	(317)
Accumulated net unrealized losses	(17,972)	(4,638)
Dividend distributions	(39,403)	(33,534)
Net Assets	$218,520	$231,646

Net Asset Value per Share	$13.40	$14.21

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

	For the Three Months Ended March 31,
	2016	2015
Investment Income
Interest income from investments	$10,725	$9,161
Other income	354	647
Total investment and other income	11,079	9,808

Operating Expenses
Base management fee	1,365	1,159
Income incentive fee	—	1,162
Capital gains incentive fee	—	(296)
Interest expense and amortization of fees	1,794	1,644
Administration agreement expenses	397	371
General and administrative expenses	795	823
Total Operating Expenses	4,351	4,863

Net investment income	6,728	4,945
Net realized losses	(651)	(317)
Net change in unrealized losses on investments	(13,334)	(1,889)

Net (Decrease) Increase in Net Assets Resulting from Operations	$(7,257)	$2,739

Basic and diluted net investment income per share	$0.41	$0.48
Basic and diluted net (decrease) increase in net assets per share	$(0.45)	$0.27
Basic and diluted weighted average shares of common stock outstanding	16,302,036	10,285,282

TRIPLEPOINT VENTURE GROWTH BDC CORP

FINANCIAL HIGHLIGHTS

	For the Three Months Ended March 31,
	2016	2015

Weighted average portfolio yield (1)	15.7%	14.6%
Coupon income (1)	10.6%	11.0%
Net amortization and accretion of premiums and discounts (1)	0.7%	0.6%
Net accretion of end-of-term payments (1)	3.0%	2.9%
Impact of prepayments (1)	1.4%	0.1%

Net investment income to average net asset value (2)	11.6%	13.2%
Net (decrease) increase in net assets to average net asset value (2)	(12.5)%	7.3%

Total operating expenses to average net asset value (2)	7.5%	13.0%
Operating expenses excluding incentive fees to average net asset value (2)	7.5%	10.7%
Income component of incentive fees to average net asset value (2)	0.0%	3.1%
Capital gains component of incentive fees to average net asset value (2)	0.0%	(0.8)%

(1)

Weighted average portfolio yields for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

(2)	Percentage is presented on an annualized basis.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended March 31, 2016 and March 31, 2015.

TRIPLEPOINT VENTURE GROWTH BDC CORP

RECONCILIATION OF CORE NET INVESTMENT INCOME

(dollars in thousands, except share data)

Net Investment Income and Core Net Investment Income	For the Three Months Ended March 31,
(dollars in thousands, except per share amounts)	2016	2015
Net Investment Income	$6,728	$4,945
Capital gains incentive fee	—	(296)
Core Net Investment Income	$6,728	$4,649

Net Investment Income per Share	$0.41	$0.48
Capital gains incentive fee per share	$—	$(0.03)
Core Net Investment Income per Share	$0.41	$0.45

For the three months ended March 31, 2016, the Company had no accrued capital gains incentive fee and for the three months ended March 31, 2015, the Company recorded a reversal in accrued capital gains incentive fee of $0.3 million. The capital gains incentive fee accrual, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each applicable calendar year.

The actual capital gains incentive fee payable to the Company’s investment adviser is calculated and paid as of the end of each calendar year and is only based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year.  No effect is given to gross unrealized appreciation in this calculation.